As filed with the Securities and Exchange Commission on October 5, 2006

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ChipMOS TECHNOLOGIES (Bermuda) LTD.

(Exact name of issuer as specified in its charter)

Bermuda	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11F, No. 3, Lane 91, Dongmei Road

Hsinchu, Taiwan

Republic of China

(Address of Principal Executive Offices)

ChipMOS TECHNOLOGIES (Bermuda) LTD.

SHARE OPTION PLAN 2006

(Full title of the plans)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, par value $0.01 per share	7,000,000 shares	$5.935	$41,545,000	$4,445.32

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), if additional common shares of ChipMOS TECHNOLOGIES (Bermuda) LTD. are issued or issuable as a result of a stock split or stock dividend while this registration statement is in effect, this registration statement is deemed to cover all such additional common shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices of the common shares of ChipMOS TECHNOLOGIES (Bermuda) LTD. as reported on the NASDAQ Global Select Market on October 2, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Registrant”) with the Commission are incorporated by reference herein and shall be deemed a part hereof:

(a) The Annual Report of the Registrant on Form 20-F for the fiscal year ended December 31, 2005, filed with the Commission on May 10, 2006.

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2005.

(c) The description of the Registrant’s common shares, contained in the Registrant’s registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The bye-laws of the Registrant provide for the indemnification of its directors and officers to the extent permitted by the Companies Act 1981 of Bermuda, as amended. The bye-laws also provide that the Registrant will make certain advances to an indemnified director or officer in respect of expenses relating to proceedings and actions arising out of his or her capacity as director or officer upon receipt of an undertaking by or on behalf of such director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. Under the bye-laws of the Registrant, the shareholders agree to waive claims against directors and officers for their actions in their performance of their duties except for acts of fraud or illegality. The Registrant also maintain a directors’ and officers’ liability insurance policy on behalf of its directors and officers.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1	Memorandum of Association of the Registrant, incorporated by reference to Exhibit 1.1 to the Form 20-F (File No. 0-31106) filed on June 15, 2001

4.2	Bye-Laws of the Registrant, as amended up to August 27, 2004

4.3	ChipMOS TECHNOLOGIES (Bermuda) LTD. Share Option Plan 2006

5.1	Opinion of Appleby Hunter Bailhache on the validity of the securities being registered

23.1	Consent of Moore Stephens

23.2	Consent of Appleby Hunter Bailhache (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hsinchu, Taiwan, Republic of China, on October 5, 2006.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shou-Kang Chen as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on October 5, 2006 by the following persons in the capacities indicated:

Name	Title

/s/ Shih-Jye Cheng	Chairman/Chief Executive Officer
Shih-Jye Cheng

/s/ Shou-Kang Chen	Chief Financial Officer and Director
Shou-Kang Chen

Deputy Chairman
Pierre Laflamme

Director
Antonio R. Alvarez

Director
Takaki Yamada

/s/ Rong Hsu	Director
Rong Hsu

Director
Chao-Jung Tsai

/s/ Hsing-Ti Tuan	Director
Hsing-Ti Tuan

/s/ Yeong-Her Wang	Director
Yeong-Her Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ChipMOS TECHNOLOGIES (Bermuda) LTD., has signed this Registration Statement on October 5, 2006.

ChipMOS U.S.A., INC.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Memorandum of Association of the Registrant, incorporated by reference to Exhibit 1.1 to the Registrant Statement on Form 20-F (File No. 0-31106) filed on June 15, 2001

4.2	Bye-Laws of the Registrant, as amended up to August 27, 2004

4.3	ChipMOS TECHNOLOGIES (Bermuda) LTD. Share Option Plan 2006

5.1	Opinion of Appleby Hunter Bailhache on the validity of the securities being registered

23.1	Consent of Moore Stephens

23.2	Consent of Appleby Hunter Bailhache (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)